Exhibit 10.3

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, dated as of October 3, 2014, by and between MILWAUKEE IRON ARENA FOOTBALL, INC., a Nevada corporation (“MWKI”), on the one hand, and AMERICAN CAPITAL CORP., DIXIE ASSETS MANAGEMENT, INC., PHARO TESORO LLC and STRUCTURED ACQUISITION CORP., severally (collectively the “Purchasers” and each of them a “Purchaser”) on the other hand,

WITNESSETH:

WHEREAS, MWKI and each of the Purchasers severally entered into Share Purchase Agreements, each dated September 11, 2014, whereunder MWKI agreed to sell to each Purchaser, and each Purchaser agreed to purchase from MWKI, shares of MWKI’s Series C Convertible Preferred Stock (“Series C Shares”) on the terms set forth therein; and

WHEREAS, MWKI and each of the Purchasers severally entered into Registration Rights Agreements, each dated September 11, 2014, whereunder MWKI agreed to register the Series C Shares and the shares of the common stock of MWKI into which they are to be convertible under the Securities Act of 1933 on the terms set forth therein; and

WHEREAS, the parties desire to amend the aforesaid agreements and make new provisions respecting the securities to be sold and purchased and registered thereunder,

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties agree as follows:

1.      Amendment as to Securities Subject to Agreements. Wherever in the aforesaid agreements the words “Series C Convertible Preferred Stock” or “Series C Stock” appear, they shall be replaced by “Series D Convertible Preferred Stock” and “Series D Stock,” respectively, and any reference therein to “Series C Convertible Preferred Stock” or “Series C Stock” shall hereafter be construed as a reference to “Series D Convertible Preferred Stock” and “Series D Stock.”

2.      Amendment of Section 2.1(c) of the Share Purchase Agreements. The first paragraph of Clause (i) of Section 2.1(c) of each of the Share Purchase Agreements is replaced by the following and the warranty made in said Section 2.1 shall be made as of the date of this Agreement:

The Company is authorized to issue 500,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, issuable in series, of which 2,530,000 shares is being designated Series D Convertible Preferred Stock pursuant to a certificate of designations that has been delivered to the Secretary of State of the State of Nevada for filing. As of the date hereof there are 155,892 shares of Company Common Stock and 5,000,000 shares of the Company’s Series B Convertible Preferred Stock issued and outstanding. The Company has delivered to the Secretary of State of the State of Nevada for filing certificates withdrawing its Series A Convertible Preferred Stock and its Series C Convertible Preferred Stock and immediately after the consummation of the Merger, will so deliver a certificate withdrawing its Series B Convertible Preferred Stock. No securities of the Company are entitled to preemptive or similar rights, and no entity or person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement unless any such rights have been waived. Except for (i) the agreement of the Company to issue 2,180,000 shares of Series D Stock to the holder of Target Common Stock upon the consummation of the Merger, as provided in the Merger Agreement, (ii) the 350,000 shares of Series D Stock to be issued in the Private Placement and (iii) the obligation of the Company to issue shares of Company Common Stock upon conversion of the Series D Stock after it is issued, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any entity or person any right to subscribe for or acquire, any shares of the Company’s capital stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or securities or rights convertible or exchangeable into shares of its capital stock, except for the convertible promissory note to be issued in connection with the satisfaction of the condition precedent set forth in Section 5.3(i) of the Merger Agreement (the “Convertible Note”).

3.      Certificate of Designations. A copy of the certificate of designations relating to the Company’s Series D Preferred Stock that is referred to in the first paragraph of Clause (i) of Section 2.1(c) of each of the Share Purchase Agreements, as amended by Section 2 hereof is annexed as Exhibit 1.

4.      General Provisions.

(a)      Modification; Full Force and Effect. Except as expressly modified and superseded by this instrument, the terms, representations, warranties, covenants and other provisions of the Share Purchase Agreements and the Registration Rights Agreements are and shall continue to be in full force and effect in accordance with their respective terms.

(b)      References to the Merger Agreement. After the date hereof, all references to “this Agreement,” and phrases of similar import, shall refer to the Share Purchase Agreements and the Registration Rights Agreements, as the case may be, as amended by this instrument (it being understood that all references to “the date hereof” or “the date of this Agreement” shall continue to refer to September 11, 2014, except as provided in Section 2, above).

(c)      Effectiveness. This Agreement shall be effective when only it has been executed and delivered by all parties hereto.

(d)      Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature were the original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MILWAUKEE IRON ARENA FOOTBALL, INC.	PHARO TESORO LLC

By: /s/ Richard S. Astrom	By: /s/ Pamela Astrom
Richard S. Astrom	Pamela Astrom
President	Manager

DIXIE ASSETS MANAGEMENT, INC.	AMERICAN CAPITAL CORP.

By: /s/ Richard S. Astrom	By: /s/ Karina Gaiton
Richard S. Astrom	Karina Gaiton
President	President

STRUCTURED ACQUISITION CORP.

By: /s/Marlon Alvarez
Marlon Alvarez
President

3